Exhibit 99.3

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Background
The following unaudited pro forma condensed consolidated financial information of Delek US Holdings, Inc. (the “Company”) reflects adjustments to the historical consolidated financial statements of the Company to give effect to: (i) the acquisition of approximately 33.7 million shares of Alon USA Energy, Inc. (NYSE: ALJ) ("Alon USA") common stock owned by Alon Israel (the "ALJ Shares"), hereafter referred to as the “Alon Acquisition,” and (ii) the payment of estimated expenses in connection with the Alon Acquisition. References to “we,” “us” and “our” mean Delek US Holdings, Inc. and its consolidated subsidiaries, unless the context otherwise requires. The information presented in this Report on Form 8-K contains the unaudited pro forma condensed consolidated financial results of Delek US Holdings, Inc., as of and for the three months ended March 31, 2015 and for the year ended December 31, 2014. The unaudited pro forma condensed consolidated statements of income for three months ended March 31, 2015 and the year ended December 31, 2014 give effect to the Alon Acquisition as if it had occurred on January 1, 2014 and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 gives effect to the Alon Acquisition as if it had occurred on March 31, 2015. The ALJ Shares represent an equity interest in Alon USA of approximately 48 percent. The Alon Acquisition will be accounted for as an equity method investment due to our ability to exercise significant influence over Alon USA subsequent to the Alon Acquisition.
The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of our financial position or results of operations had the Alon Acquisition actually occurred on the dates assumed, nor is such unaudited pro forma condensed consolidated financial information necessarily indicative of the results to be expected for any future period.
The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. However, the ultimate amounts may be different.
The unaudited notes to the unaudited pro forma condensed consolidated financial statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma financial information. The unaudited pro forma condensed consolidated financial information and related notes thereto were derived from and should be read in conjunction with the historical consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2014 and the historical condensed consolidated financial statements and related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the Securities and Exchange Commission.
The Company acquired the ALJ Shares for the following combination of cash, stock and seller-financed debt:

•	The Company issued 6,000,000 restricted shares of the Company's common stock, par value $0.01 per share (the "DK Shares"), to Alon Israel;

•
The Company issued an unsecured $145.0 million term promissory note payable to Alon Israel that will bear interest prior to default at a rate of 5.5 percent per annum and require five annual principal amortization payments of $25.0 million beginning in January 2016 followed by a final principal amortization payment of $20.0 million at maturity in January 2021; and

•	The Company paid Alon Israel $200.0 million in cash at closing funded with a combination of cash on hand and borrowings under the Lion Oil Term Loan.

The Company will also issue an additional 200,000 restricted shares of the Company's common stock, par value $0.01 per share, to Alon Israel if the closing price of the Company's common stock is greater than $50.00 per share for at least 30 consecutive trading days that end on or before May 14, 2017.

DELEK US HOLDINGS, INC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2015

	Delek US Holdings, Inc.	Investment in Alon Energy USA, Inc. Note 2		Delek US Holdings, Inc. Pro Forma
(dollars in millions, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$376.4	$(203.5)	(a)	$341.1
		176.0	(b)
		(7.8)	(c)
Accounts receivable	191.0	—		191.0
Inventory	484.6	—		484.6
Other current assets	114.7	0.5	(c)	115.2
Total current assets	1,166.7	(34.8)		1,131.9

Property, plant and equipment:
Property, plant and equipment	1,990.4	—		1,990.4
Less: accumulated depreciation	(489.1)	—		(489.1)
Property, plant and equipment, net	1,501.3	—		1,501.3

Goodwill	73.9	—		73.9
Other intangibles, net	28.2	—		28.2
Equity method investments	6.0	579.3	(a)	585.3
Other non-current assets	120.1	2.0	(c)	122.1
Total assets	$2,896.2	$546.5		$3,442.7

(Continued on next page)

DELEK US HOLDINGS, INC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2015

	Delek US Holdings, Inc.	Investment in Alon Energy USA, Inc. (Note 2)		Delek US Holdings, Inc. Pro Forma
(dollars in millions, except share and per share data)
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$412.6	$—		$412.6
Current portion of long-term debt and capital lease obligations	56.4	25.0	(a)	86.6
		5.5	(b)
		(0.3)	(c)
Obligation under Supply and Offtake Agreement	186.9	—		186.9
Accrued expenses and other current liabilities	146.6	—		146.6
Total current liabilities	802.5	30.2		832.7
Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	617.8	120.0	(a)	907.2
		170.5	(b)
		(1.1)	(c)
Environmental liabilities, net of current portion	8.4	—		8.4
Asset retirement obligations	9.2	—		9.2
Deferred tax liabilities	256.4	—		256.4
Other non-current liabilities	40.7	—		40.7
Total non-current liabilities	932.5	289.4		1,221.9
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—		—
Common stock, $0.01 par value, 110,000,000 shares authorized, 66,716,957 shares and 60,637,525 shares issued at March 31, 2015 and December 31, 2014, respectively	0.6	0.1	(a)	0.7
Additional paid-in capital	398.4	230.7	(a)	629.1
Accumulated other comprehensive loss	(29.2)	—		(29.2)
Treasury stock, 3,365,561 shares, at cost, as of both March 31, 2015 and December 31, 2014	(112.6)	—		(112.6)
Retained earnings	706.9	(3.9)	(c)	703.0
Non-controlling interest in subsidiaries	197.1	—		197.1
Total stockholders’ equity	1,161.2	226.9		1,388.1
Total liabilities and stockholders’ equity	$2,896.2	$546.5		$3,442.7

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2014

	Delek US Holdings, Inc.	Investment in Alon Energy USA, Inc. (Notes 3 & 4)		Delek US Holdings, Inc. Pro Forma
(dollars in millions, except share and per share data)
Net sales	$8,324.3	$—		$8,324.3
Operating costs and expenses:
Cost of goods sold	7,315.2	—		7,315.2
Operating expenses	398.8	—		398.8
General and administrative expenses	133.4	—		133.4
Depreciation and amortization	111.5	—		111.5
Other operating income, net	(1.1)	—		(1.1)
Total operating costs and expenses	7,957.8	—		7,957.8
Operating income	366.5	—		366.5
Interest expense	40.6	21.5	(f)	62.1
Interest income	(0.8)	—		(0.8)
Income from equity method investment	—	(18.6)	(d)	(5.2)
		13.4	(e)
Other income, net	(0.9)	—		(0.9)
Total non-operating expenses, net	38.9	16.3		55.2
Income from continuing operations before income taxes	327.6	(16.3)		311.3
Income tax expense	101.6	(7.5)	(f)	90.7
		1.3	(g)
		(4.7)	(e)
Net income	226.0	(5.4)		220.6
Net income attributed to non-controlling interest	27.4	—		27.4
Net (loss) income attributable to Delek	$198.6	$(5.4)		$193.2
Basic & diluted earnings per share:
Basic earnings per share	$3.38			$2.98
Diluted earnings per share	$3.35			$2.96
Weighted average common shares outstanding:
Basic	58,780,947	6,000,000	(h)	64,780,947
Diluted	59,355,120	6,000,000	(h)	65,355,120

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Three Months Ended March 31, 2015

	Delek US Holdings, Inc.	Pro Forma Adjustments (Notes 3 & 4)		Delek US Holdings, Inc. Pro Forma
(dollars in millions, except share and per share data)
Net sales	$1,150.6	$—		$1,150.6
Operating costs and expenses:
Cost of goods sold	1,006.1	—		1,006.1
Operating expenses	91.4	—		91.4
General and administrative expenses	32.7	—		32.7
Depreciation and amortization	28.3	—		28.3
Total operating costs and expenses	1,158.5	—		1,158.5
Operating loss	(7.9)	—		(7.9)
Interest expense	10.1	3.8	(f)	13.9
Interest income	(0.4)	—		(0.4)
Income from equity method investment	—	(12.9)	(d)	(9.5)
		3.4	(e)
Other income, net	(0.9)	—		(0.9)
Total non-operating expenses (income), net	8.8	(5.7)		3.1
Loss from continuing operations before income taxes	(16.7)	5.7		(11.0)
Income tax benefit	(6.0)	(1.3)	(f)	(8.3)
		0.2	(g)
		(1.2)	(e)
Net (loss) income	(10.7)	8.0		(2.7)
Net income attributed to non-controlling interest	5.4	—		5.4
Net loss attributable to Delek	$(16.1)	$8.0		$(8.1)
Basic & diluted earnings per share:
Basic loss per share	$(0.28)			$(0.13)
Diluted loss per share	$(0.28)			$(0.13)
Weighted average common shares outstanding:
Basic	57,289,925	6,000,000	(h)	63,289,925
Diluted	57,289,925	6,000,000	(h)	63,289,925

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DELEK US HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation
The unaudited pro forma condensed consolidated financial information presents the application of pro forma adjustments to our historical financial statements to reflect (i) the Alon Acquisition and (ii) the payment of estimated expenses in connection with the Alon Acquisition. The unaudited pro forma condensed consolidated statements of income for three months ended March 31, 2015 and the year ended December 31, 2014 give effect to the Alon Acquisition as if it had occurred on January 1, 2014 and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 gives effect to the Alon Acquisition as if it had occurred on March 31, 2015. The ALJ Shares represent an equity interest in Alon USA of approximately 48 percent. The Alon Acquisition will be accounted for as an equity method investment due to our ability to exercise significant influence over Alon USA subsequent to the Alon Acquisition.

Note 2. Pro Forma Balance Sheet
(a) The components of the consideration transferred in the Alon Acquisition were as follows (in millions):

Cash paid at closing		$200.0
Delek restricted common stock issued to Alon Israel	6,000,000
Closing market price per share of Delek stock on May 14, 2015	$38.46
Total value of common stock consideration		230.8
Note payable to Alon Israel		145.0
Transaction costs		3.5
Total estimated consideration in Alon Acquisition		$579.3

The estimated fair value of the consideration transferred in the Alon Acquisition exceeded 48% of the net assets of Alon USA at the acquisition date by approximately $261.7 million. This excess consideration has been preliminarily allocated to the carrying value of fixed assets and will be amortized over the estimated useful life of the fixed assets. See Note 3 below for the pro forma impact of this amortization.

(b) Reflects the the increase to the second amended and restated term loan credit facility (the “Lion Term Loan”), to increase the outstanding term loan facility from $99.0 million to $275.0 million.

(c) Reflects the payment of total estimated fees and expenses of $7.8 million associated with the Lion Term Loan, of which $2.5 million will be recorded as deferred financing costs and $1.4 million will be recorded as a debt discount. These costs will be amortized over the term of Lion Term Loan. The remaining $3.9 million will be recorded as a component of interest expense.

Note 3. Pro Forma Net Income
(d) The following table represents the impact of Alon USA's earnings on Delek's net income for the year ended December 31, 2014 and the three months ended March 31, 2015 ($ in millions):

	Twelve Months Ended December 31, 2014	Three Months Ended March 31, 2015
Alon USA net income available to stockholders	$38.5	$26.9
Delek's share of Alon USA net income (48%)	$18.6	$12.9

(e) Reflects the amortization and resulting tax benefit of the excess of the estimated fair value of the consideration transfered in the Alon Acquisition over 48% of the net assets of Alon USA at the acquisition date.

(f) Reflects the interest expense and resulting tax benefit due to the increase to the Lion Term Loan and the note payable to Alon Israel associated with the Alon Acquisition.

(g) Reflects the tax impact of dividends paid by Alon USA during the year ended December 31, 2014 and the three months ended March 31, 2015.
Note 4. Computation of Earnings per Share
(h) Delek calculates basic earnings per share by dividing net earnings by the weighted average number of shares outstanding. Diluted earnings per share reflects the impact of outstanding stock options, restricted stock and other stock-based arrangements. The following table provides a reconciliation of the basic and diluted earnings per share for the periods presented.

	Twelve Months Ended December 31, 2014	Three Months Ended March 31, 2015
Pro forma weighted average common shares outstanding, assuming the 6,000,000 additional shares issued to Alon Israel as part of the Alon Acquisition were outstanding throughout the period	64,780,947	63,289,925
Dilutive effect of equity instruments	574,173	—
Weighted average common shares outstanding, assuming dilution	65,355,120	63,289,925